Exhibit 99.1

                                 For Immediate Release
                                 Phoenix, Arizona - January 21, 2004
                                 Contacts:       Kevin P. Knight, Chairman & CEO
                                                 (602) 269-2000


                        Knight Transportation Announces
                        Fourth Quarter Financial Results

Knight Transportation, Inc. (NASDAQ NM: KNGT) announced today its financial results for the quarter and twelve months ended December 31, 2003.

For the quarter ended December 31, 2003, revenue, before fuel surcharge, increased 14.0% to $87.1 million from $76.4 million for the same quarter of 2002. For the quarter ended December 31, 2003, net income increased 22.0% to $10.0 million from $8.2 million for the same period of 2002. For the quarter ended December 31, 2003, net income per diluted share increased to $0.26 from $0.22 for the same quarter in 2002.

For the twelve months ended December 31, 2003, revenue, before fuel surcharge, increased 17.0% to $326.9 million from $279.4 million for the same period of 2002. For the twelve months ended December 31, 2003, net income increased 27.2% to $35.5 million from $27.9 million for the same period of 2002. For the twelve months ended December 31, 2003, net income per diluted share increased to $0.93 from $0.73 for the same period of 2002.

Chairman and Chief Executive  Officer Kevin P. Knight  commented on the quarter:
"We are pleased and encouraged by another quarter of record revenue, earnings, and earnings per share. Freight demand remained solid through the end of the year, and we perceived little evidence of growth in industry wide tractor-trailer capacity. These factors, along with the hard work of our sales and operations groups, contributed to our seventh consecutive quarter of increase in revenue per mile. We were especially pleased to grow our tractor fleet internally by 13 percent versus the same quarter last year and also raise our revenue per tractor. We believe our strategy of opening new operations centers in targeted cities continues to pay off.

"Higher revenue per tractor and maintaining our culture of strict cost controls allowed us to achieve an operating ratio of 80.7 percent for the quarter. We improved our operating ratio by 60 basis points compared to the same quarter of last year despite higher fuel prices, a driver pay increase in September, and slightly lower miles per truck. The addition of a significant number of trucks during the quarter and a temporary challenge with seating trucks, which has reversed, affected our mileage utilization.

"At year end our balance sheet was stronger than ever as we continue to generate free cash flow while funding double-digit growth. We finished the quarter with $40.5 million in cash and investments, after paying off our remaining $12.2 million in balance sheet debt this quarter. For the year, we generated $84.4 million in cash flow from operations and used $70.3 million for net capital expenditures, producing $14.1 million in free cash flow.

"Our performance for the year was recognized once again by Forbes magazine, as Knight Transportation was named one of the "200 Best Small Companies" for the ninth consecutive year. We also were recognized by Fleet Owner magazine as the "2003 For Hire Fleet of the Year." We appreciate the efforts of all of our outstanding people, who make awards like these possible.

"Looking ahead to 2004, we believe Knight Transportation is well positioned for further profitable growth. Freight demand has been seasonally stronger in January than in several years, and many economists are predicting robust economic growth for the year. We believe that the freight environment will afford additional opportunities to improve our revenue per mile. In addition, our concentrated recruiting and retention efforts, combined with driver pay increases in September and January, have contributed to our tractors being fully seated with drivers at this time.

"Against this background, we are preparing to open our 15th operations center this February, in Las Vegas, Nevada. Based on our expectations of the economy, we anticipate opening two more operations centers during 2004 and adding 350 - 400 tractors systemwide during the year.

"Finally, we continue to work diligently with our customers, drivers, and operations personnel to address the federally mandated hours of service rules that became effective for all drivers on January 4, 2004. During the past 60 days all of our operations team and virtually all of our driving associates have completed training and are operating smoothly under the new rules. We have experienced little disruption of our operations."

The Company will hold a conference call on January 22, 4:00 EST, to further discuss its results of operations for the quarter ended December 31, 2003. The dial in number for this conference call is (800) 915-4836

INCOME STATEMENT DATA:                Three Months Ended December 31,        Twelve Months Ended December 31,
                                               (Unaudited, in thousands, except per share amounts)
                                            2003           2002                   2003           2002
                                            ----           ----                   ----           ----
REVENUE:
  Revenue, before fuel surcharge           $  87,070      $  76,386              $ 326,856      $ 279,360
  Fuel surcharge                               3,042          2,674                 13,213          6,430
                                         ------------   ------------           ------------   ------------
TOTAL REVENUE                              $  90,112      $  79,060              $ 340,069      $ 285,790
                                         ------------   ------------           ------------   ------------

OPERATING EXPENSES:
    Salaries, Wages & Benefits                27,660         24,890                104,756         93,596
    Fuel expense - gross                      14,430         13,046                 56,573         44,389
    Operations & Maintenance                   5,180          4,922                 20,345         17,150
    Insurance & Claims                         4,321          3,507                 16,558         12,377
    Operating Taxes & Licenses                 2,391          1,678                  9,148          7,383
    Communications                               766            657                  3,002          2,407
    Depreciation & Amortization                8,270          6,216                 30,066         22,887
    Lease Expense - Revenue Equipment          1,792          2,466                  7,635          9,370
    Purchased Transportation                   6,675          5,662                 25,194         21,797
    Miscellaneous Operating Expenses           1,808          1,745                  7,343          6,940
                                         ------------   ------------           ------------   ------------
                                              73,293         64,789                280,620        238,296
                                         ------------   ------------           ------------   ------------
    Income From Operations                    16,819         14,271                 59,449         47,494
                                         ------------   ------------           ------------   ------------

OTHER INCOME  (EXPENSE):
    Interest Income                              142            204                    560            935
    Other Expense                              (330)              -                  (330)              -
    Interest Expense                           (334)          (334)                  (881)        (1,084)
                                         ------------   ------------           ------------   ------------
                                               (522)          (130)                  (651)          (149)
                                         ------------   ------------           ------------   ------------
    Income Before Income Taxes                16,297         14,141                 58,798         47,345
INCOME TAXES                                   6,330          5,900                 23,340         19,410
                                         ------------   ------------           ------------   ------------

NET INCOME                                  $  9,967       $  8,241              $  35,458      $  27,935
                                         ============   ============           ============   ============
Net Income Per Share
                  - Basic                   $   0.27       $   0.22               $   0.95       $   0.75
                  - Diluted                 $   0.26       $   0.22               $   0.93       $   0.73
                                         ============   ============           ============   ============
Weighted Average Shares Outstanding
                  - Basic                     37,456         37,108                 37,343         37,012
                  - Diluted                   38,287         37,994                 38,238         38,029
                                         ============   ============           ============   ============

BALANCE SHEET DATA:
(Unaudited, in thousands)                                                      12/31/2003     12/31/2002
                                                                               ----------     ----------
         ASSETS
Cash and cash equivalents                                                        $  40,550      $  36,198
Accounts receivable, net                                                            38,751         40,356
Notes receivable, net                                                                  515            956
Inventories and supplies                                                             1,336          1,345
Prepaid expenses                                                                     7,490          9,653
Income tax receivable                                                                1,761          1,004
Deferred tax asset                                                                   5,667          3,428
                                                                               ------------   ------------
     Total Current Assets                                                           96,070         92,940
                                                                               ------------   ------------

Property and equipment, net                                                        212,935        176,893
Notes receivable, long-term                                                            362          1,487
Other assets                                                                        11,859         13,524
                                                                               ------------   ------------

     Total Assets                                                                $ 321,226      $ 284,844
                                                                               ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable                                                                  $  3,408      $   7,749
Accrued payroll                                                                      3,448          3,571
Accrued liabilities                                                                  4,493          4,231
Claims accrual                                                                      14,805         10,419
Current portion of long-term debt                                                        -          2,715
                                                                               ------------   ------------
     Total Current Liabilities                                                      26,154         28,685

Line of credit                                                                           -         12,200
Deferred income taxes                                                               55,149         44,302
                                                                               ------------   ------------
     Total Liabilities                                                              81,303         85,187
                                                                               ------------   ------------

Common Stock                                                                           375            371
Additional paid-in capital                                                          77,942         73,521
Accumulated other comprehensive loss                                                     -           (383)
Retained earnings                                                                  161,606        126,148
                                                                               ------------   ------------
     Total Shareholders' Equity                                                    239,923        199,657
                                                                               ------------   ------------

     Total Liabilities and Shareholders' Equity                                  $ 321,226      $ 284,844
                                                                               ============   ============



                                       Three Months Ended December 31,        Twelve Months Ended December 31,
                                            2003         2002                     2003         2002
                                            ----         ----                     ----         ----
                                         (Unaudited)  (Unaudited)              (Unaudited)   (Unaudited)

OPERATING STATISTICS                                                   %                                       %
                                                                     Change                                  Change
Average Revenue Per Loaded Mile*             $1.449       $1.414      2.5%         $1.437        $1.389       3.5%

Average Revenue Per Total Mile*              $1.293       $1.266      2.1%         $1.281        $1.239       3.4%

Empty Mile Factor                             10.8%        10.4%      3.8%          10.8%         10.7%       0.9%

Average Miles Per Tractor                    28,060       28,447      -1.4%       112,106       113,372      -1.1%

Average Length of Haul                          541          551      -1.8%           532           543      -2.0%

Shipments                                   110,345       97,789                  425,550       369,526

Operating Ratio**                             80.7%        81.3%                    81.8%         83.0%

Average Tractors - Total                      2,385        2,115                    2,266         1,983

Tractors - End of Quarter:
    Company                                   2,165        1,916                    2,165         1,916
    Owner - Operator                            253          209                      253           209
                                         -----------  -----------              -----------  ------------
                                              2,418        2,125                    2,418         2,125

Trailers - End of Quarter                     6,212        5,441                    6,212         5,441

Net Capital Expenditures (in thousands)     $17,244      $18,514                  $70,307       $41,811

Cash Flow From Operations (in thousands)    $24,316      $21,391                  $84,392       $55,487

*   Excludes fuel surcharge.

** Operating ratio as reported in this press release is based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. Revenue from fuel surcharge is available on the accompanying statements of income. We measure our revenue, before fuel surcharge, and our operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

Knight Transportation, Inc. is a short to medium haul, dry van truckload carrier headquartered in Phoenix, Arizona. The Company serves most of the United States through its regional operations in Phoenix, AZ; Salt Lake City, UT; Portland, OR; Indianapolis, IN; Katy, TX; Gulfport, MS; Charlotte, NC; Memphis, TN, Kansas City, KS; Atlanta, GA; and Denver, CO. The Company transports general commodities, including consumer goods, packaged foodstuffs, paper products, beverage containers, and imported and exported commodities.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.


Contact:      Kevin P. Knight, Chairman & CEO, at (602) 269-2000